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                                  EXHIBIT 10.13

                                 AMENDMENT NO. 8
                             TO EMPLOYMENT AGREEMENT

                AGREEMENT dated as of May 20, 1996 between ________________ ("Employee") and Chemed Corporation (the "Company").

                WHEREAS, Employee and the Company have entered into an Employment Agreement dated as of May 2, 1988 and amended May 15, 1989, May 21, 1990, May 20, 1991, May 18, 1992, May 17, 1993, May 16, 1994 and May 15, 1995
("Employment Agreement"); and

                WHEREAS, Employee and the Company desire to further amend the Employment Agreement in certain respects.

                NOW, THEREFORE, Employee and the Company mutually agree that the Employment Agreement shall be amended, effective as of May 20, 1996, as follows:

        A. The date, amended as of May 15, 1995, set forth in Section 1.2 of the Employment Agreement, is hereby deleted and the date of May 3, 2001 is hereby substituted therefor.

        B.      The base salary amount set forth in the first sentence of
                Section 2.1 of the Employment Agreement is hereby deleted and the base salary amount of $________ per annum is hereby substituted.

        C. The amount of unrestricted stock award recognized in lieu of incentive compensation in 1995 is $____________.

        D.      Section 3.4(b)(iii) is hereby amended to read as follows:
                Section 3.4(b)(iii) The fair market value of all shares of Chemed Corporation capital stock and its subsidiaries' common stock subject to stock awards granted to Employee under one or more stock incentive plans of Chemed Corporation or of any of its subsidiaries which have vesting during the 12 months prior to the Employee's


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                termination, such fair market value to be determined as of the date of vesting of any such shares. Such monthly severance payments shall be made for a period equal to the balance of the term of employment provided in Section 1.2.

       Except as specifically amended in this Amendment No. 8 to Employment Agreement, the Employment Agreement, as amended, shall continue in full force and effect in accordance with its terms, conditions and provisions.

                  IN WITNESS WHEREOF, the parties have duly executed this amendatory agreement as of the date first above written.

                                    EMPLOYEE

                                   ---------------------


                                   CHEMED CORPORATION

                                   ---------------------
                                   Kevin J. McNamara
                                   President


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


                            SCHEDULE TO EXHIBIT 10.13

                                  Minimum                           Current
                                   Annual         Current (a)      Expiration
                                Base Salary       Stock Award       Date of
Name and Position                and Bonus       Compensation      Agreement
-----------------                ---------       ------------      ---------

Kevin J. McNamara                270,180,00         25,680.24       5/3/2001
President                        179,467.00

Paul C. Voet                     285,344.00             -0-         5/3/2001
Executive Vice President         135,210.00

Timothy S. O'Toole               161,666.80         32,263.22       5/3/2001
Executive Vice President          70,447.00
and Treasurer

Sandra E. Laney                  162,583.48         24,215.94       5/3/2001
Senior Vice President and        174,033.00
Chief Administrative Officer

Arthur V. Tucker                  107,250.08         8,044.89       5/3/2001
Vice President and Controller     48,123.00

---------------

(a) Amount of unrestricted stock award recognized in lieu of incentive compensation in 1995.